SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, the Board of Directors of Levi Strauss & Co. accepted the resignation of Richard Kauffman as its Chairman and as a Board member, in connection with his appointment as Senior Advisor to the United States Secretary of Energy. Mr. Kauffman had also been Chairman of the Board’s Finance Committee and a member of the Audit Committee. The Board elected Stephen Neal as the new Chairman of the Board. Mr. Neal is also a member of the Board’s Finance Committee and Nominating, Governance and Corporate Citizenship Committee and will retain those roles. Robert D. Haas will assume the position of Interim Chairman of the Finance Committee.

A copy of the press release relating to this change in Board leadership is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: September 2, 2011	By:	/s/ Heidi L.Manes
	Name:	Heidi L. Manes
	Title:	Vice President and Controller